EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent in this Registration Statement of Diversified Resources, Inc. on Form S-1 of references to our firm, in the context in which they appear, and to our reserve estimates as of October 31, 2013 and to Exhibit 99.1, incorporated by reference in the Registration Statement, relating to the Company's proven oil and gas reserves in the Garcia Field.

GUSTAVSON ASSOCIATES

By:	/s/ Letha C. Lencioni
Letha C. Lencioni, Vice-President

September 23, 2014
Boulder, Colorado

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent in this Registration Statement of Diversified Resources, Inc. on Form S-1 of references to our firm, in the context in which they appear, and to our reserve estimates as of October 31, 2013 and to Exhibit 99.2, incorporated by reference in the Registration Statement, relating to the Company's proven oil and gas reserves in the Denver-Julesburg Basin.

MCCARTNEY ENGINEERING LLC

By:	/s/ Jack A. McCartney
Jack A. McCartney, President

September 23, 2014
Wheat Ridge, Colorado